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                                EXHIBIT 4.2

                               SUNAMERICA INC.
                      1997 EMPLOYEE STOCK PURCHASE PLAN
                      Enrollment/Change/Withdrawal Form


Section 1 (Check one)

____ Enrollment (complete sections 2, 3, 6 and 7)
____ Withdrawal (complete sections 2, 5 and 7)
____ Beneficiary Change (complete sections 2, 6 and 7)
____ Contribution Election Change (complete sections 2, 4 and 7)

THIS FORM MUST BE RECEIVED BY YOUR HUMAN RESOURCES
DEPARTMENT DURING THE
ENROLLMENT PERIOD FOR THE OFFERING PERIOD TO WHICH IT RELATES.

Section 2

___________________________________________________________________________
Last Name                     First Name                 Middle Initial

___________________________________________________________________________
Home Address

__________________________
Work Phone Number

Date of Hire:______________________

____ Part-time
____ Full-time

To be eligible, you must have at least one year of service and work 20 hours per week for 5 months or more during the calendar year.

Social Security Number __ __ __ - __ __ - __ __ __ __

Section 3  CONTRIBUTION ELECTION

I hereby elect to participate in SunAmerica Inc.'s 1997 Employee Stock Purchase Plan (the "ESPP") effective with the next offering period and authorize my employer to deduct from my paycheck each pay period the percentage of my compensation specified herein.

____ % Enter a whole percentage (1% to 10%)

Section 4  CONTRIBUTION ELECTION CHANGE

Contribution changes will be effective with the start of the next offering period.

Amount to be contributed should be changed to: ____ % Enter a whole percentage (1% to 10%)

Section 5  STOP CONTRIBUTION/WITHDRAWAL

____ I wish to stop contributions and withdraw from the ESPP. Please refund all accrued payroll contributions (without interest) and terminate my current ESPP participation. I understand that I am not eligible to rejoin the ESPP until the next offering period and must complete a new Enrollment Form to re-enroll.

Section 6

I designate the following as my beneficiary to receive any shares or cash, owed to me under the ESPP in the event of my death prior to receipt by me of such shares or cash.

                        PRIMARY                          CONTINGENT

BENEFICIARY ___________________________      __________________________
            Beneficiary Name                 Beneficiary Name
            ___________________________      __________________________
            Address                          Address
            ___________________________      __________________________
            Relationship of Beneficiary      Relationship of Beneficiary

Section 7

I acknowledge receipt of the ESPP prospectus and agree to be bound by all of the terms and conditions of the ESPP, as it may be amended from time to time. I hereby authorize my employer to deduct from my paycheck each pay period the percentage of my compensation specified above or as previously selected andto use such funds to purchase shares of SunAmerica Inc. common stock in accordance with the terms of the ESPP. I understand that this Enrollment/Change/Withdrawal Form will remain in effect throughout successive offering periods unless modified or withdrawn by me and that it is my responsibility to confirm that the correct amount of compensation is being deducted from my paycheck.

___________________________________________________________________________
Signature                                                      Date

Human Resources_________________________________Effective Date_____________